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Metris Receivables, Inc.                              Metris Master Trust                                          Monthly Report
Securityholders' Statement                               Series 1999-2                                                 Oct-2002
Section 5.2                                                                  Class A             Class B                 Total
(i)  Security Amount ..................................................   500,000,000.00       49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................             0.00                  --                  0.00
(iii)  Security Interest Distributed ..................................       979,166.67                  --            979,166.67
(iv)  Principal Collections ...........................................    25,457,459.02        2,517,770.70         27,975,229.72
(v)  Finance Charge Collections .......................................    11,098,492.73        1,097,653.12         12,196,145.85
       Recoveries .....................................................       341,905.95           33,814.87            375,720.82
       Principal Funding Account Investment Earnings ..................             0.00                0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........             0.00                0.00                  0.00
         Total Finance Charge Collections .............................    11,440,398.68        1,131,467.99         12,571,866.67
Total Collections .....................................................    36,897,857.70        3,649,238.69         40,547,096.39
             (vi) Aggregate Amount of Principal Receivables ...........               --                  --     10,023,041,254.69
       Invested Amount (End of Month) .................................   500,000,000.00       49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................        4.9885059%          0.4933687%            5.4818746%
       Fixed/Floating Allocation Percentage ...........................        4.9885059%          0.4933687%            5.4818746%
       Invested Amount (Beginning of Month) ...........................   500,000,000.00       49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................               --                  --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........               --                  --                    --
       Current ........................................................               --               82.29%     8,733,799,304.49
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....               --                6.08%       644,878,257.21
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....               --                3.39%       359,586,487.40
       90 Days and Over (60+ Days Contractually Delinquent) ...........               --                8.24%       874,564,990.12
Total Receivables .....................................................               --              100.00%    10,612,829,039.22
                (viii) Aggregate Investor Default Amount ..............               --                  --          7,729,436.59
         As a % of Average Daily Invested Amount ......................               --                  --                    --
        (Annualized based on 365 days/year) ...........................               --                  --                 16.56%
(ix)  Charge-Offs .....................................................             0.00                0.00                  0.00%
(x)  Servicing Fee ....................................................               --                  --            933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................               --                  --                  0.00
(xii)  Excess Funding Account Balance .................................               --                  --                  0.00
(xiii)  New Accounts Added ............................................               --                  --                     0
(xiv)  Average Gross Portfolio Yield ..................................               --                  --                 26.94%
         Average Net Portfolio Yield ..................................               --                  --                 10.38%
(xv)  Minimum Base Rate ...............................................               --                  --                  4.35%
        Excess Spread .................................................               --                  --                  6.03%
(xvi)  Principal Funding Account Balance ..............................               --                  --                  0.00
(xvii)  Accumulation Shortfall ........................................               --                  --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period               --                  --             July 2005
        Accumulation Period Length ....................................               --                  --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........               --                  --                  0.00
        Required Reserve Account Amount ...............................               --                  --                  0.00
        Available Reserve Account Amount ..............................               --                  --                  0.00
        Covered Amount ................................................               --                  --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................               --                  --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................               --                  --                  0.00
(xxi)  Policy Claim Amount ............................................               --                  --                  0.00
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